Exhibit 10.74

CHUGACH ELECTRIC ASSOCIATION, INC.

FIRM TRANSPORTATION

SERVICE AGREEMENT

This Service Agreement is made between Chugach Electric Association (the “Customer) and ENSTAR Natural Gas Company, a division of SEMCO Energy, Inc., (the “Company) on May 21st , 2012 for natural gas transportation service to be supplied under the Company’s Rate Schedule Very Large Firm Transportation Service (VLFT), which is incorporated by reference.

1.	The general terms and conditions for this service are set out in the Company’s tariff, including Sections 1605 and 1640. The rates for this transportation service are set out in the Company’s tariff Section 2150. The monthly rate and customer charge and demand charge applies to each individual Delivery Point receiving service under Schedule VLFT, in accordance with tariff Section 704. Volumes from individual Delivery Points will not be combined or aggregated unless it is for the convenience of the Company.

2.

VLFT Service to the Customer will commence on August 1st, 2012, and this Service Agreement shall remain in effect through August 1st 2013, and Year to year thereafter until canceled upon twelve Months written notice by either party. Final notice of the commencement date for Service will be documented by e-mail or fax. The gas to be transported is for the ultimate delivery only to the end user(s) listed as Delivery Points in Attachment B.

3.	The Customer agrees to a Contracted Peak Demand of 36,300 Mcf per day, and agrees to pay the Company a Demand Charge, as calculated under Schedule VLFT, in accordance with the Company’s tariff Sections 2150b and 2150c. If this Service Agreement is extended by the parties, the Customer will pay a Demand Charge for the period that is extended. If, as a result of the Service commencement date or Service termination date, Service is provided for a partial month, the Demand Charge and Customer Charge will be pro rated based upon the ration of the number of days Service was provided during the Month over the number of Days in the Month.

4.	If the Company is unable to deliver the Contracted Peak Demand on any Day due to capacity limitations of its pipeline system, the Demand Charge for that Month will be reduced to reflect the amount that was actually delivered for that Day taking into account the number of Days during the Month that capacity was not limited.

5.	Receipt Points for gas transported are listed in Attachment A along with the gas suppliers and a contact for each receipt point. The Delivery Point(s) are listed in Attachment B along with a contact for each Delivery Point. -The Customer agrees to use reasonable effort to notify the Company’s gas control dispatcher of actual production plans and any material change by phone (907) 334-7788, by facsimile at (907) 334-7779, or by e-mail at enstar.gascontrol@enstarnaturalgas.com.

CHUGACH ELECTRIC ASSOCIATION, INC.

SOUTHCENTRAL POWER PLANT

FIRM TRANSPORTATION SERVICE AGREEMENT

MAY 2012

6.	The Customer agrees to the terms and conditions of payment provided in the Company’s tariff.

7.	Notices to the Customer and Company, and billings for service to the Customer shall be mailed or delivered to the addresses listed below. Telephone and facsimile numbers are provided for other communications.

Notices to Customer:		Notices to Company:
For Scheduling and Day to Day
Plant Operations:
Chugach Electric Association, Inc.		ENSTAR Natural Gas Company
ATTN:	Director System Control	ATTN:	Gas Control
Manager, Fuel Supply
Address:		Address:
Physical:	5601 Electron Drive	Physical:	401 E. International Airport Road
	Anchorage, AK 99518		Anchorage, AK 99518
Mailing:	P.O. Box 196300	Mailing:	P.O. Box 190288
	Anchorage, AK 99519		Anchorage, AK 99519
Telephone:	(907) 762-4779	Telephone:	(907) 334-7788
Facsimile:	(907) 762-4792	Facsimile:	(907) 334-7779
E-Mail:	burke_wick@chugachelectric.com	E-Mail:	enstar.gascontrol@enstarnaturalgas.com
andrew_white@chugachelectric.com

For Payments:
ATTN:	Director System Control	ATTN:	General Accounting Supervisor
Address:		Address:
Physical:	5601 Electron Drive	Physical:	3000 Spenard Road
	Anchorage, AK 99518		Anchorage, AK 99503
Mailing:	P.O. Box 196300	Mailing:	P.O. Box 190288
	Anchorage, AK 99519		Anchorage, AK 99519
Telephone:	(907) 762-4779	Telephone:	(907) 334-7628
Facsimile:	(907) 762-4792	Facsimile:	(907) 272-3403
E-Mail:	burke_wick@chugachelectric.com	E-Mail:	natalia.nelson@enstarnaturalgas.com

For All Other Notices:
ATTN:	Director System Control	ATTN:	Manager, Business Development
Manager, Gas Supply
Address:		Address:
Physical:	5601 Electron Drive	Physical:	3000 Spenard Road
	Anchorage, AK 99518		Anchorage, AK 99503
Mailing:	P.O. Box 196300	Mailing:	P.O. Box 190288
	Anchorage, AK 99519		Anchorage, AK 99519
Telephone:	(907) 762-4779	Telephone:	(907) 264-3794
Facsimile:	(907) 762-4792	Facsimile:	(907) 334-7737
E-Mail:	burke_wick@chugachelectric.com	E-Mail:	inna.johansen@enstarnaturalgas.com
mark.slaughter@enstarnaturalgas.com

CHUGACH ELECTRIC ASSOCIATION, INC.

SOUTHCENTRAL POWER PLANT

FIRM TRANSPORTATION SERVICE AGREEMENT

MAY 2012

Chugach Electric Association, Inc.		ENSTAR Natural Gas Company

By:	/s/ Bradley Evans	By:	/s/ M. Colleen Starring

Title:	CEO	Title:	President

Date:	July 31, 2012	Date:	May 18, 2012